INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post Effective Amendment No. 1 to Registration Statement No. 33-94914 on Form S-8, Registration No. 333-30237 on Form S-8 and Registration No. 333-22535 on Form S-3 of Hirsch International Corp. and Subsidiaries of our report dated April 19, 2002, appearing in this Annual Report on Form 10-K of Hirsch International Corp. and Subsidiaries for the year ended January 31, 2002.





By: /s/ BDO Seidman, LLP
   ------------------------------
     BDO Seidman, LLP
     Melville, New York
     April 30, 2002